UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2015

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania		15650-0231

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of Executive Retirement Plan and Supplemental Executive Retirement Plan

On June 18, 2015, the Compensation Committee of the Board of Directors of Kennametal Inc. (the “Corporation”) approved an amendment to the existing Executive Retirement Plan (as amended December 30, 2008, and as further amended via Amendment No. 1 on January 27, 2015) (the “ERP”), and the existing Supplemental Executive Retirement Plan (as amended December 30, 2008) (“SERP”). Each of the amendments to the ERP and SERP were made to mandate the funding of accrued benefits to the Company’s existing Rabbi Trust upon a Change in Control event as defined by the ERP and SERP documents.

The foregoing description of the material terms of the amendments to the ERP and SERP are qualified in their entirety by reference to the complete copy of the amendments, which are filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

10.1	Amendment No. 2 to the Kennametal Inc. Executive Retirement Plan (as amended December 30, 2008, and as further amended via Amendment No. 1 on January 27, 2015)

10.2	Amendment No. 1 the Kennametal Inc. Supplemental Executive Retirement Plan (as amended December 30, 2008)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: June 23, 2015	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel